EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 24, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2010 – April 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	0.2%	3.2%	17.4%	0.3%	-1.6%	2.4%	-1.6%	9.7%	-28.6%	-0.1	-0.2
B**	0.8%	0.2%	3.0%	16.8%	-0.3%	-2.3%	1.7%	-2.3%	9.7%	-29.9%	-0.2	-0.3
Legacy 1***	0.8%	0.3%	3.7%	19.3%	2.3%	0.4%	N/A	0.4%	9.5%	-23.7%	0.1	0.1
Legacy 2***	0.8%	0.3%	3.7%	19.2%	2.1%	0.1%	N/A	0.1%	9.5%	-24.4%	0.1	0.0
Global 1***	0.8%	0.4%	3.9%	20.2%	2.9%	0.3%	N/A	0.3%	9.1%	-21.9%	0.1	0.0
Global 2***	0.8%	0.3%	3.9%	20.0%	2.7%	0.1%	N/A	0.1%	9.1%	-22.4%	0.1	0.0
Global 3***	0.8%	0.2%	3.3%	18.3%	1.0%	-1.6%	N/A	-1.6%	9.1%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	1.8%	2.5%	3.5%	14.7%	17.3%	14.7%	8.5%	14.7%	13.0%	-16.3%	1.1	1.9
Barclays Capital U.S. Long Gov Index****	-1.8%	-0.9%	3.0%	17.6%	5.8%	9.7%	7.4%	9.7%	11.8%	-15.5%	0.8	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	22%					22%
Energy	6%	Short	Crude Oil	1.5%	Short	6%	Short	Crude Oil	1.5%	Short
			Natural Gas	1.3%	Short			Natural Gas	1.3%	Short
Grains/Foods	8%	Short	Corn	1.6%	Short	8%	Short	Corn	1.6%	Short
			Live Cattle	1.0%	Long			Live Cattle	1.0%	Long
Metals	8%	Short	Gold	2.5%	Short	8%	Short	Gold	2.5%	Short
			Silver	1.2%	Short			Silver	1.2%	Short
FINANCIALS	78%					78%
Currencies	17%	Long $	Euro	4.3%	Short	17%	Long $	Euro	4.3%	Short
			Canadian Dollar	2.1%	Short			Canadian Dollar	2.1%	Short
Equities	38%	Long	S&P 500	6.2%	Long	38%	Long	S&P 500	6.3%	Long
			Dax Index	3.9%	Long			Dax Index	3.9%	Long
Fixed Income	23%	Long	Bunds	4.2%	Long	23%	Long	Bunds	4.2%	Long
			Eurodollars	2.4%	Long			Eurodollars	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rallied to a 2015 high after the resumption of Saudi Arabian airstrikes in Yemen renewed concerns about future supplies.  Weak Chinese economic data fueled speculation further Chinese monetary stimulus is forthcoming and helped to drive prices further higher.  Natural gas markets fell more than over 3% due to a strong build up in U.S. inventories and temperate weather in the U.S.

Grains/Foods
Corn markets fell 4% as a combination of strong supplies and weak domestic demand drove prices lower.  Soybean markets finished higher as Brazilian truckers resumed protests and threatened shipments of supplies.  Cocoa markets also rallied, driven higher by U.S. dollar weakness and higher-than-expected demand.

Metals
Precious metals markets fell as strong gains in the global equity markets weakened demand for safe-haven assets.  Uncertainty surrounding upcoming changes to U.S. monetary policy also contributed to gold’s decline.  Copper markets finished lower following declines caused by concerns surrounding Chinese demand for industrial materials.

Currencies
The British pound rallied to a 5-week higher versus the U.S. dollar due to supportive comments by the Bank of England.  The U.S. dollar weakened as weak retail and employment data eased speculation a U.S. interest rate hike could come in September.  Strength in the energy markets drove the Canadian dollar higher.

Equities
Global equity markets rallied after China’s central bank announced it was reducing reserve requirements in an attempt to stimulate the Chinese economy.  U.S. equity markets rose to record-highs due to bullish corporate earnings and hopes the accommodative monetary policy in the U.S. would continue.

Fixed Income
U.S. Treasury prices declined after bullish home sales data revived beliefs of a 2015 U.S. interest rate hike.  U.K. debt markets also fell, driven lower after the Bank of England suggested tighter monetary policy may be on the horizon.  Strong gains in the equity markets also weighed on global fixed-income markets prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.